 As filed with the Securities and Exchange Commission on December 30, 1999

                                                     Registration Nos. 33-36528;
                                                                        811-6161


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT
        COMPANY ACT OF 1940                                              / X /
                                                                          ---

    Amendment No.  47                                                    / X /
                                                                          ---

                       PIMCO FUNDS: MULTI-MANAGER SERIES
              (Exact Name of Registrant as Specified in Charter)

               840 Newport Center Drive, Newport Beach, CA 92660
              (Address of principal executive offices) (Zip code)

                                1-800-927-4648
             (Registrant's telephone number, including area code)


Name and address
of agent for service:        Copies to:
---------------------        ----------

Stephen J. Treadway          Newton B. Schott, Jr.,    Joseph B. Kittredge, Esq.
c/o PIMCO Funds              Esq.                      Ropes & Gray
Distributors LLC             c/o PIMCO Funds           One International Place
2187 Atlantic Street         Distributors LLC          Boston, Massachusetts
Stamford, Connecticut        2187 Atlantic Street      02110
 06902                       Stamford, Connecticut
                             06902


It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

This Post-Effective Amendment relates solely to the PIMCO Global Innovation Fund, a new series of the Registrant. No information relating to any other series of the Registrant is amended or superseded hereby.

                       PIMCO FUNDS: MULTI-MANAGER SERIES

                         PIMCO GLOBAL INNOVATION FUND

                         Private Placement Memorandum
                            December 31, 1999

--------------------------------------------------------------------------------

Note: The PIMCO GLOBAL INNOVATION FUND (the "Fund") is one of twenty-seven separate investment portfolios of PIMCO Funds: Multi-Manager Series, an open-end series management investment company (the "Trust"). The other series are offered pursuant to separate prospectuses. Reference is made to the Trust's Prospectus for Institutional and Administrative Class shares dated November 1, 1999 (the "Institutional Prospectus"), which was filed as part of Post-Effective Amendment No. 43 to the Trust's Registration Statement on Form N-1A (the "Registration Statement") on October 29, 1999, portions of which are incorporated herein by reference. In the Institutional Prospectus, references to the "Funds" or a "Fund" are deemed to refer to the PIMCO Global Innovation Fund unless otherwise set forth herein or therein or unless the context otherwise requires.

--------------------------------------------------------------------------------

     This Private Placement Memorandum concisely describes the information which investors ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. The Institutional Prospectus and a Statement of Additional Information for the Fund dated December 31, 1999, as revised from time to time, is available free of charge by writing to PIMCO Funds: Multi-Manager Series, 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660 or by calling 1-800-927-4648. The Statement of Additional Information, which contains more detailed information about the Fund and the Trust, has been filed with the Securities and Exchange Commission ("SEC") and is incorporated by reference into this Private Placement Memorandum.

     The Fund does not intend to offer its shares for sale to the public at this time. The Fund may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed below under "Investment Options."

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS

     The Fund seeks to achieve its investment objective by normally investing at least 65% of its assets in common stocks of companies which utilize innovative technologies to gain a strategic competitive advantage in their industry, as well as companies that provide and service those technologies. The Fund identifies its investment universe of technology-related companies primarily by reference to classifications made by independent firms, such as Standard & Poor's. Although the Fund emphasizes companies which utilize technologies, it is not required to invest exclusively in companies in a particular business sector or industry.

     The portfolio manager selects stocks for the Fund using a "growth" style. The portfolio manager seeks to identify technology-related companies with well-defined "wealth creating" characteristics, including superior earnings growth (relative to companies in the same industry or the market as a whole), high profitability and consistent, predictable earnings. In addition, through fundamental research, the portfolio manager seeks to identify dominant companies that are gaining market share, have superior management and possess a sustainable competitive advantage, such as superior or innovative products, personnel and distribution systems. The Fund sells stocks when the portfolio manager believes that earnings, sentiment and relative performance are disappointing or if an alternative investment is more attractive.

     The Fund may also invest in other kinds of equity securities, including preferred stocks and convertible securities. The Fund will invest in the securities of issuers located in at least three countries (one of which may be the United States). The Fund may utilize foreign currency exchange contracts and derivative instruments (such as stock index futures contracts), primarily for risk management or hedging purposes.

     In response to unfavorable market and other conditions, the Fund may make temporary investments of some or all of its assets in high-quality fixed income securities. This would be inconsistent with the Fund's investment objective and principal strategies.

Principal Risks

            Among the principal risks of investing in the Fund, which could adversely affect its net asset value, yield and total return, are:

             .Market Risk             .Derivatives Risk      .Management Risk
             .Issuer Risk             .Leveraging Risk       .Foreign Investment
             .Growth Securities Risk  .Concentration Risk     Risk
             .Smaller Company Risk    .Emerging Markets Risk .Currency Risk
             .Liquidity Risk          .Credit Risk

            Please see "Summary of Principal Risks" following the Fund Summaries in the Institutional Prospectus for a description of these and other risks of investing in the Fund.

Additional Risks of Investing in the Fund
-----------------------------------------

     In addition to the risks described under "Principal Risks" above, the Fund is newly formed and therefore has no history upon which investors can evaluate its likely performance. Accordingly, there can be no assurance that the Fund will achieve its investment objective. Also, it is possible that the Fund may invest in securities offered in initial public offerings and other similar transactions which, because of the Fund's small size, may have a disproportionate impact on the Fund's performance results. The Fund would not necessarily achieve the same performance results if its aggregate net assets were greater.

MANAGEMENT OF THE FUND

Management of the Fund's Investment Portfolio
---------------------------------------------

     The Fund's investment portfolio is managed by Dennis P. McKechnie, a Vice President of the Trust. Mr. McKechnie is also a Portfolio Manager at the PIMCO Equity Advisors division ("PIMCO Equity Advisors") of PIMCO Advisors L.P. ("PIMCO Advisors"). PIMCO Advisors serves as investment adviser to the other series of the Trust. Additional information about Mr. McKechnie, PIMCO Advisors and PIMCO Equity Advisors can be found in the Institutional Prospectus under "Management of the Funds--Investment Adviser and Administrator" and "Management of the Funds--PIMCO Equity Advisors," which are incorporated herein by reference.

     The Fund does not pay any fee to Mr. McKechnie or to PIMCO Advisors for Mr. McKechnie's services as the Fund's portfolio manager. However, it is anticipated that in the future the Fund may offer Institutional and Administrative Class shares to the public, as discussed under "Investment Options," at which time the Fund would, subject to the approval of the Board of Trustees of the Trust and the shareholders of the Fund, enter into an Investment Advisory Agreement with PIMCO Advisors pursuant to which PIMCO Advisors will assume responsibility for managing the Fund's investment portfolio.

     Mr. McKechnie is expected to continue as the Fund's portfolio manager if and when PIMCO Advisors assumes responsibility for managing the Fund's portfolio. The Trust believes that the assumption by PIMCO Advisors of this responsibility will have no effect on how the Fund's portfolio is managed.

Fund Administrator
------------------

     PIMCO Advisors serves as the Fund's administrator. Information about the Fund's administration arrangements is found in the Institutional Prospectus under "Management of the Funds--Administrative Fees," which is incorporated herein by reference. The Fund pays PIMCO Advisors administrative fees at the annual rate of 0.40% of the Fund's average daily net assets.

Distributor
-----------

     The Fund's distributor is PIMCO Funds Distributor LLC, a wholly owned subsidiary of PIMCO Advisors. Information about the Distributor is found in the Institutional Prospectus under the caption "Management of the Funds-- Distributor," which is incorporated herein by reference.


INVESTMENT OPTIONS

     The Fund does not intend to offer its shares for sale to the public at this time. In the future, the Fund may offer Institutional and Administrative Class shares to the public pursuant to an amendment to the Trust's Registration Statement. Information about Institutional and Administrative Class shares of the Trust is found in the section of the Institutional Prospectus captioned "Investment Options -- Institutional and Administrative Class Shares," which is incorporated herein by reference.


ADDITIONAL INFORMATION

     Information about how Fund shares are priced, Fund distributions and the tax consequences of investing in the Fund can be found in the sections of the Institutional Prospectus captioned, respectively, "How Fund Shares Are Priced," "Fund Distributions," and "Tax Consequences," which are incorporated herein by reference. The Fund intends to declare and distribute income dividends at least annually. In addition, the Fund intends to distribute any capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

                       PIMCO FUNDS: MULTI-MANAGER SERIES

                          PIMCO GLOBAL INNOVATION FUND

                      STATEMENT OF ADDITIONAL INFORMATION

                               December 31, 1999



     This Statement of Additional Information of PIMCO Global Innovation Fund (the "Fund") is neither a prospectus nor a private placement memorandum, and should be read in conjunction with the Private Placement Memorandum of the Fund dated December 31, 1999, as supplemented from time to time.

     The Statement of Additional Information of PIMCO Funds: Multi-Manager Series (the "Trust") dated November 1, 1999, as from time to time amended or supplemented (the "Trust SAI") is incorporated herein by reference. In the Trust SAI, references to the "Funds" or a "Fund" are deemed to refer to the PIMCO Global Innovation Fund unless otherwise set forth herein or unless the context otherwise requires. This Statement of Additional Information relates solely to the PIMCO Global Innovation Fund, and does not amend or supercede any disclosure relating to any other series of the Trust.

     A copy of the Private Placement Memorandum and the Trust SAI may be obtained free of charge at the address and phone number listed below:

     PIMCO Funds
     840 Newport Center Drive
     Suite 300
     Newport Beach, California 92660
     Telephone: 1-800-927-4648
                1-800-987-4626 (PIMCO
                Infolink Audio Response Network)


     The Fund does not intend to offer its shares for sale to the public at this time. The Fund may in the future offer shares to the public pursuant to an amendment to the Trust's Registration Statement, as discussed in the Private Placement Memorandum under "Investment Options."

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR EXEMPT THEREFROM.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THE PRIVATE PLACEMENT MEMORANDUM AND IN THIS STATEMENT OF ADDITIONAL INFORMATION OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS
                               -----------------

                                                                        PAGE
                                                                        ----
THE TRUST..............................................................   1

INVESTMENT OBJECTIVES AND POLICIES.....................................   1

INVESTMENT RESTRICTIONS................................................   2
     Fundamental Investment Restrictions...............................   2
     Non-Fundamental Investment Restrictions...........................   4

MANAGEMENT OF THE TRUST................................................   6

DISTRIBUTION OF TRUST SHARES...........................................   9

PORTFOLIO TRANSACTIONS AND BROKERAGE...................................  11

     Portfolio Turnover................................................  12

NET ASSET VALUE........................................................  13

TAXATION...............................................................  14

OTHER INFORMATION......................................................  15
     Capitalization....................................................  15
     Performance Information...........................................  16
     Year 2000 Readiness Disclosure....................................  17
     Compliance Efforts Related to the Euro............................  18
     Voting Rights.....................................................  18
     Certain Ownership of Trust Shares.................................  19
     Custodian.........................................................  20
     Independent Accountants...........................................  21
     Transfer and Shareholder Servicing Agents.........................  21
     Legal Counsel.....................................................  21
     Registration Statement............................................  21
     Financial Statements..............................................  21

                                   THE TRUST

     PIMCO Funds: Multi-Manager Series (the "Trust"), is an open-end management investment company ("mutual fund") that currently consists of twenty-seven separate diversified investment series, including PIMCO Global Innovation Fund (the "Fund") (but not including any other series of the Trust which may currently be in registration). The following twenty-three series invest directly in common stocks and other securities and instruments: the Equity Income Fund, the Value Fund, the Renaissance Fund, the Tax-Efficient Equity Fund, the Enhanced Equity Fund, the Growth Fund, the Value 25 Fund, the Mega-Cap Fund, the Capital Appreciation Fund, the Mid-Cap Growth Fund, the Core Equity Fund, the Mid-Cap Equity Fund, the Target Fund, the Small-Cap Value Fund, the Small-Cap Growth Fund, the Opportunity Fund, the Micro-Cap Growth Fund, the Innovation Fund, the International Fund, the International Growth Fund, the Tax-Efficient Structured Emerging Markets Fund, the Structured Emerging Markets Fund and the Precious Metals Fund. Three additional series, PIMCO Funds Asset Allocation Series -90/10 Portfolio (the "90/10 Portfolio"), PIMCO Funds Asset Allocation Series -60/40 Portfolio (the "60/40 Portfolio"), and PIMCO Funds Asset Allocation Series -30/70 Portfolio (the "30/70 Portfolio," and together with the 90/10 Portfolio and the 60/40 Portfolio, the "Portfolios"), are so-called "funds-of-funds" which invest all of their assets in certain series of the Trust and other series in the PIMCO Funds family.

     The Trust was organized as a Massachusetts business trust on August 24, 1990. On January 17, 1997, the Trust and PIMCO Advisors Funds, a separate trust, were involved in a transaction in which certain series of PIMCO Advisors Funds reorganized into series of the Trust. In connection with this transaction, the Trust changed its name from PIMCO Funds: Equity Advisors Series to its current name. Prior to being known as PIMCO Funds: Equity Advisors Series, the Trust was named PIMCO Advisors Institutional Funds, PFAMCO Funds and PFMACO Fund.

                      INVESTMENT OBJECTIVES AND POLICIES

     In addition to the principal investment strategies and the principal risks of the Fund described in the Private Placement Memorandum, each Fund may employ other investment practices and may be subject to additional risks which are described below. The Fund may engage in each of the practices described in the following subsections of the section of the Trust SAI captioned "Investment Objectives and Policies," which are incorporated herein by reference: "U.S. Government Securities," "Borrowing," "Preferred Stock," "Corporate Debt Securities," "High Yield Securities," "Loan Participations and Assignments," "Participation on Creditors Committees," "Variable and Floating Rate Securities," "Mortgage Related and Asset-Backed Securities," "Convertible Securities," "Foreign Securities," "Foreign Currencies," "Bank Obligations" (to the same extent as the PIMCO Innovation Fund), "Commercial Paper" (to the same extent as the PIMCO Innovation Fund), "Money Market Instruments," "Derivative Instruments" (to the same extent as the PIMCO Innovation Fund), "When-Issued, Delayed Delivery and Forward Commitment Transactions," "Warrants to Purchase Securities," "Repurchase Agreements," "Securities Loans" (to the same extent as the PIMCO Innovation Fund), "Stocks of Small and Medium Capitalization Companies," "Illiquid Securities," "Inflation-Indexed Bonds," "Delayed Funding Loans and Revolving Credit Facilities," "Catastrophe Bonds" and "Hybrid Instruments."

                            INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

     The investment restrictions set forth below are fundamental policies of the PIMCO Global Innovation Fund and may not be changed without shareholder approval by vote of a majority of the outstanding voting securities of the Fund. Under these restrictions:

     (1) The Fund may borrow money to the maximum extent permitted by law, including without limitation (i) borrowing from banks or entering into reverse repurchase agreements, or employing similar investment techniques, and pledging its assets in connection therewith, if immediately after each borrowing and continuing thereafter there is asset coverage of 300%, and (ii) entering into reverse repurchase agreements and transactions in options, futures, options on futures, and forward foreign currency contracts.

     Under the following fundamental investment restrictions, the Fund may NOT:

     (2) pledge, hypothecate, mortgage or otherwise encumber its assets in excess of 10% of such Fund's total assets (taken at cost) and then only to secure borrowings permitted by Restriction (1) above. (The deposit of securities or cash or cash equivalents in escrow in connection with the writing of covered call or put options, respectively, is not deemed to be pledges or other encumbrances.) (For the purpose of this restriction, collateral arrangements with respect to the writing of options, futures contracts, options on futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security.);

     (3) underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws;

     (4) purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate;

     (5) acquire more than 10% of the voting securities of any issuer, both with respect to the Fund and to the Funds listed in the Trust SAI to which the same policy relates, in the aggregate; or

     (6) concentrate more than 25% of the value of its total assets in any one industry; except that the Global Innovation Fund will concentrate more than 25% of its assets in companies which use innovative technologies to gain a strategic, competitive advantage in their industry as well as companies that provide and service those technologies.

     The investment objective of the Fund is non-fundamental and may be changed by the Trustees without shareholder approval.

Non-Fundamental Investment Restrictions

     The Fund is also subject to the following non-fundamental restrictions and policies (which may be changed without shareholder approval) and, unless otherwise indicated, may not:

     (1) invest in (a) securities which at the time of such investment are not readily marketable, (b) securities the disposition of which is restricted under federal securities laws, (c) repurchase agreements maturing in more than seven days, (d) OTC options (to the extent described above under "Derivative Instruments -- OTC Options"), and (e) IO/PO SMBS (as described in the Trust SAI under "Mortgage-Related and Asset-Backed Securities -- Stripped Mortgage - Backed Securities") if, as a result, more than 15% of the Fund's net assets, taken at current value, would then be invested in securities described in (a),
(b), (c), (d) and (e) above. For the purpose of this restriction, securities subject to a 7-day put option or convertible into readily saleable securities or commodities are not included with subsections (a) or (b);

     (2) purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities. (For this purpose, the deposit or payment by a Fund of initial or variation margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin.);

     (3) make short sales of securities or maintain a short position for the account of a Fund unless at all times when a short position is open such Fund owns an equal amount of such securities or owns or has the right to acquire securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and equal in amount to, the securities sold short;

     (4) purchase or sell commodities or commodity contracts except that the Fund may purchase and sell financial futures contracts and related options;

     (5) make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund's portfolio securities with respect to not more than 25% of its total assets (33 1/3% in the case of the Target Fund);

     (6) with respect to 75% of the Fund's total assets, invest in securities of any issuer if, immediately after such investment, more than 5% of the total assets of the Fund (taken at current value) would be invested in the securities of such issuer; provided that this limitation does not apply to bank certificates of deposit or to obligations issued or guaranteed as to interest and principal by the U.S. government or its agencies or instrumentalities;

     (7) purchase securities the disposition of which is restricted under the federal securities laws (excluding for purposes of this restriction securities offered and sold pursuant to Rule 144A of the 1933 Act and Section 4(2) commercial paper) if, as a result, such investments would exceed 15% of the value of the net assets of the Fund;

     (8) write (sell) or purchase options except that the Fund may (a) write covered call options or covered put options on securities that it is eligible to purchase and enter into closing purchase transactions with respect to such options, and (b) in combination therewith, or separately, purchase put and call options on securities it is eligible to purchase, and (c) the Fund may engage in options on securities indexes, options on foreign currencies, options on futures contracts, and options on other financial instruments or one or more groups of instruments; provided that the premiums paid by the Fund on all outstanding options it has purchased do not exceed 5% of its total assets. The Fund may enter into closing sale transactions with respect to options it has purchased;

     (9) invest more than 15% of the net assets of the Fund (taken at market value at the time of the investment) in "illiquid securities," illiquid securities being defined to include repurchase agreements maturing in more than seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide withdrawal penalties upon prepayment (other than overnight deposits), or other securities which legally or in the Adviser's or Sub-Adviser's opinion may be deemed illiquid (other than securities issued pursuant to Rule 144A under the 1933 Act and certain commercial paper that the Adviser or Sub-Adviser has determined to be liquid under procedures approved by the Board of Trustees); or

     (10) borrow money (excluding reverse repurchase agreements which are subject to such Fund's fundamental borrowing restriction), except for temporary administrative purposes.

     Unless otherwise indicated, all limitations applicable to the Fund's investments apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed to be of comparable quality), or change in the percentage of the Fund's assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund's total assets will not require the Fund to dispose of an investment until the Fund's portfolio manager determines that it is practicable to sell or close out the investment without undue market or tax consequences to the Fund. In the event that ratings services assign different ratings to the same security, the Fund's portfolio manager will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

     The phrase "shareholder approval," as used in the Private Placement Memorandum and the Institutional Prospectus, and the phrase a "vote of a majority of the outstanding voting securities," as used herein, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or the Trust, as the case may be, or (2) 67% or more of the shares of the Fund or the Trust, as the case may be, present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy.


                            MANAGEMENT OF THE TRUST

Trustees and Officers

     The business of the Trust is managed under the direction of the Trust's Board of Trustees. Subject to the provisions of the Trust's Declaration of Trust, its By-Laws and Massachusetts law, the Trustees have all powers necessary and convenient to carry out this responsibility, including the election and removal of the Trust's officers.

     Information about the Trustees and officers of the Trust is set forth in the sections of the Trust SAI captioned "Management of the Trust -- Trustees and Officers," except that Mr. Segal resigned as a Trustee in December, 1999 and Messrs. Burns and Weil resigned as officers of the Trust in December 1999, and "Management of the Trust -- Trustees Compensation."

Investment Adviser

     As set forth in the Private Placement Memorandum under "Management of the Fund -- Management of the Fund's Investment Portfolio," the Trust does not retain an investment adviser to manage the Fund's investment portfolio. Instead, Mr. Dennis McKechnie, a Vice President of the Trust, manages the Fund's portfolio. As noted in such section, it is expected that PIMCO Advisors L.P. ("PIMCO Advisors") will assume portfolio management responsibility for the Fund in the future. Information about PIMCO Advisors and its affiliates is set forth in the Trust SAI in the section captioned "Management of the Trust--Investment Adviser," and is incorporated herein by reference.

Fund Administrator

     PIMCO Advisors serves as administrator (and is referred to in this capacity as the "Administrator") to the Fund. Information about the administration arrangements of the Trust is included in the section of the Trust SAI captioned "Management of the Trust -- Fund Amdinistrator." For its services as administrator, the Fund pays PIMCO Advisors administrative fees at the annual rate of 0.40% of the Fund's average daily net assets.

                         DISTRIBUTION OF TRUST SHARES

Distributor and Multi-Class Plan

     PIMCO Funds Distributors LLC (the "Distributor") serves as the principal underwriter of the Fund's shares. The Distributor is a wholly-owned subsidiary of PIMCO Advisors. The Distributor, located at 2187 Atlantic Street, Stamford, Connecticut 06902, is a broker-dealer registered with the Securities and Exchange Commission.

     Neither the Fund nor the Distributor charge any sales loads or Rule 12b-1 fees with respect to the Fund.

     Information about the Trust's purchase, sale and redemption arrangements is set forth in the Trust SAI under "Distribution of Trust Shares--Purchases, Exchanges and Redemptions," and is incorporated herein by reference.

     The Fund does not currently offer its shares to the public.

Redemptions in Kind
-------------------

     The Trust is committed to paying in cash all requests for redemptions by any shareholder of record of the Funds and Portfolios, limited in amount with respect to each shareholder during any 90-day period to the lesser of (i) $250,000, or (ii) 1% of the net asset value of the Trust at the beginning of such period. Although the Trust will normally redeem all shares for cash, it may redeem amounts in excess of the lesser of (i) or (ii) above by payment in kind of securities held by the particular Fund or Portfolio. When shares are redeemed in kind, the redeeming shareholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

                     PORTFOLIO TRANSACTIONS AND BROKERAGE

     Information about investment decisions and portfolio transactions for the Fund and about the Fund's brokerage arrangements is included in the Trust SAI in the section captioned "Portfolio Transactions and Brokerage." In such sections, references to actions taken or decisions made by the Adviser or a Sub-Adviser will be deemed to include references to the Fund's portfolio manager, unless the context otherwise requires.

Portfolio Turnover

     A change in the securities held by the Fund is known as "portfolio turnover." The portfolio manager manages the Fund without regard generally to restrictions on portfolio turnover, except those imposed on their ability to engage in short-term trading by provisions of the federal tax laws. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are generally taxed to shareholders at ordinary income tax rates). To the extent portfolio turnover results in the realization of net short-term capital gains, such gains are generally taxed to shareholders at ordinary income tax rates. See "Taxation."

     The portfolio turnover rate of the Fund is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are included in the amounts of securities sold and purchased, respectively, during the year.

     The portfolio turnover rate for the Fund is expected to be approximately the same as that of the PIMCO Innovation Fund, another series of the Trust disclosure for which is found in the Institutional Prospectus and Trust SAI and which is incorporated herein by reference.


                                NET ASSET VALUE

     Disclosure regarding the determination of the net asset value of the Fund's shares is set forth in the Trust SAI under caption "Net Asset Value" and is incorporated herein by reference. In such sections, references to a Fund's Adviser and/or Sub-Adviser are deemed to refer also to the Fund's portfolio manager.

                                   TAXATION

     Disclosure relating to the taxation of the Fund and the tax consequences of an investment in the Fund is set forth in the Trust SAI under the caption "Taxation" and is incorporated herein by reference.

                               OTHER INFORMATION

Capitalization

     The Trust is a Massachusetts business trust established under an Agreement and Declaration of Trust as amended and restated on January 14, 1997. The capitalization of the Trust consists solely of an unlimited number of shares of beneficial interest. The Board of Trustees may establish additional series (with different investment objectives and fundamental policies) at any time in the future. Establishment and offering of additional series will not alter the rights of the Trust's shareholders. When issued, shares are fully paid, non-assessable, redeemable and freely transferable. Shares do not have preemptive rights or subscription rights. In liquidation of a Fund, each shareholder is entitled to receive his pro rata share of the net assets of that Fund.

     Shares begin earning dividends on Fund shares the day after the Trust receives the shareholder's purchase payment. Net investment income from interest and dividends, if any, will be declared and paid at least annually to shareholders of record by the Fund. Any net capital gains from the sale of portfolio securities will be distributed no less frequently than once annually. Net short-term capital gains may be paid more frequently. Dividend and capital gain distributions of the Fund will be reinvested in additional shares of the Fund unless the shareholder elects to have them paid in cash.

     Under Massachusetts law, shareholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Second Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") of the Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust also provides for indemnification out of a Fund's property for all loss and expense of any shareholder of that Fund held liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which such disclaimer is inoperative or the Fund of which he or she is or was a shareholder is unable to meet its obligations, and thus should be considered remote.

Performance Information

     From time to time the Trust may make available certain information about the performance of some or all classes of shares of the Fund. Information about the Fund's performance is based on the Fund's record to a recent date and is not intended to indicate future performance.

     Information about performance information for the Fund, including the calculation of the total return of the Fund, is set forth in the Trust SAI under the captions "Other Information -- Performance Information" and "Other Information -- Calculation of Total Return" and is incorporated herein by reference.

Year 2000 Readiness Disclosure

     Many of the world's computer systems may be unable to correctly recognize, interpret or use dates beyond the year 1999 (the "Year 2000 Problem"). This inability might lead to significant business disruptions. PIMCO Advisors and Pacific Investment Management, which serves as sub-administrator to the Fund, are taking steps to ensure that their computer systems will function properly. PIMCO Advisors has designated a team of information and business professionals (the "Year 2000 Team") to address the Year 2000 Problem and has developed a written "Year 2000 Plan."

     The Year 2000 Plan consists of five general phases: Awareness, Assessment, Remediation, Testing and Implementation. The Year 2000 Plan and budget were prepared and approved by PIMCO Advisors' Management Board on July 21, 1998. During the Awareness phase, the Year 2000 Team informed the employees of the Adviser and its subsidiaries, including their highest levels of management, about the Year 2000 Problem. During the Assessment phase, the Year 2000 Team prepared an inventory of information technology ("IT") and non-IT systems used by the Adviser, its subsidiaries and Pacific Investment Management. Systems were classified as software, hardware or embedded chips. Separately, systems were also classified as mission critical or non-mission critical. As the inventory was compiled and verified, each system was preliminarily assessed for Year 2000 compliance. This preliminary assessment was made by obtaining manufacturers' representations that a given product is Year 2000 compliant or other evidence of compliance. Systems for which no such evidence can be obtained were identified as candidates for correction or replacement ("Remediation"). During the Remediation phase, software, hardware and embedded chips identified during the Assessment phase to be non-Year 2000 compliant are corrected or replaced. Necessarily, further corrections and replacements may need to be made after the Remediation phase has been completed as a result of problems identified during the Testing phase or otherwise. During the Testing phase, PIMCO Advisors performs internal testing, point-to-point testing and industry testing programs. Testing generally will be performed in order of criticality, with mission-critical systems receiving the highest priority. PIMCO Advisors does not plan to test non-mission critical systems that are not used in its business (e.g., software applications incidently installed on PCs). Several subsidiaries of PIMCO Advisors plan on participating in the Securities Industry Association industry-wide testing forum. During the Implementation phase, systems that have been tested and identified as being Year 2000 compliant are put into normal business operation and contingency plans are finalized.

     The business operations of PIMCO Advisors, and Pacific Investment Management are heavily dependent upon a complete worldwide network of financial systems that utilize date fields. The ability of PIMCO Advisors and Pacific Investment Management to endure any adverse effects of the transition to the Year 2000 are highly dependent upon the efforts of third parties, particularly issuers, brokers, dealers and custodians. The failure of third party organizations to resolve their own processing issues with respect to the Year 2000 Problem in a timely manner could have a material adverse effect on the Fund. As of the date of this Statement of Additional Information, the management of each of PIMCO Advisors, its investment advisory subsidiaries and Pacific Investment Management believes that the transition to the Year 2000 will not have a material adverse effect on its business or operations. However, complications as yet unidentified may arise in internal or external systems or with data providers, other securities firms or institutions, issuers, counterparties or other entities or even with general economic conditions related to the Year 2000 Problem. The Year 2000 problem may be particularly acute with respect to foreign markets and securities of foreign issuers in which the Fund invests due to a potential lack of Year 2000 compliance efforts in foreign markets or by foreign companies. Although PIMCO Advisors' efforts and expenditures in connection with the Year 2000 Problem are substantial, there can be no assurances that shareholders of the Fund will not suffer from disruptions or adverse results arising as a consequence of the Year 2000 Problem.

Compliance Efforts Related to the Euro

     Another potential computer system problem may arise in conjunction with the recent introduction of the euro. Whether introducing the euro to financial companies' systems will be problematic is not fully known; however, the cost associated with making systems recognize the euro is not currently expected to be material.

Voting Rights

     Under the Declaration of Trust, the Trust is not required to hold annual meetings of Trust shareholders to elect Trustees or for other purposes. It is not anticipated that the Trust will hold shareholders' meetings unless required by law or the Declaration of Trust. In this regard, the Trust will be required to hold a meeting to elect Trustees to fill any existing vacancies on the Board if, at any time, fewer than a majority of the Trustees have been elected by the shareholders of the Trust. Shareholders may remove a person serving as Trustee either by declaration in writing or at a meeting called for such purpose. The Trustees are required to call a meeting for the purpose of considering the removal of a person serving as Trustee if requested in writing to do so by the holders of not less than 10% of the outstanding shares of the Trust. In the event that such a request was made, the Trust has represented that it would assist with any necessary shareholder communications. Shareholders of a class of shares have different voting rights with respect to matters that affect only that class.

      Shares entitle their holders to one vote per share (with proportionate voting for fractional shares). All classes of shares of all of the series of the Trust, including the Fund, have identical voting rights except that each class of shares has exclusive voting rights on any matter submitted to shareholders that relates solely to that class, and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Each class of shares has exclusive voting rights with respect to matters pertaining to any distribution or servicing plan or agreement applicable to that class. These shares are entitled to vote at meetings of shareholders. Matters submitted to shareholder vote must be approved by each series separately except (i) when required by the 1940 Act shares shall be voted together and (ii) when the Trustees have determined that the matter does not affect all series and then only shareholders of the affected series shall be entitled to vote on the matter. All classes of shares of a series will vote together, except with respect to the Distribution and Servicing Plan applicable to Class A, Class B or Class C shares, to the Distribution or Administrative Services Plans applicable to Administrative Class shares, to the Administration Agreement as applicable to a particular class or classes, or when a class vote is required as specified above or otherwise by the 1940 Act.

     The Trust's shares do not have cumulative voting rights. Therefore, the holders of more than 50% of the outstanding shares may elect the entire Board of Trustees, in which case the holders of the remaining shares would not be able to elect any Trustees.

Certain Ownership of Trust Shares

     As of December 31, 1999, the Trust believes that the Trustees and officers of the Trust, as a group, owned less than one percent of each class of the Fund.

Custodian

     Investors Fiduciary Trust Company ("IFTC"), 801 Pennsylvania, Kansas City, Missouri 64105, serves as custodian for assets of the Trust. Pursuant to a separate sub-custody agreement between IFTC and State Street Bank and Trust Company ("State Street"), State Street serves as subcustodian of the Trust for the custody of the foreign securities acquired by those series of the Trust that invest in foreign securities. Under the agreement, State Street may hold foreign securities at its principal offices and its branches, and subject to approval by the Board of Trustees, at a foreign branch of a qualified U.S. bank, with an eligible foreign subcustodian, or with an eligible foreign securities depository.

     Pursuant to rules or other exemptions under the 1940 Act, the Trust may maintain foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is currently made by the Board of Trustees following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Trust; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Trust assets, although the Trustees reserve the right to delegate their selection responsibilities in light of recent amendments to Rule 17f-5 under the 1940 Act, in which case the factors for consideration would differ from those referenced above. Currently, the Board of Trustees reviews annually the continuance of foreign custodial arrangements for the Trust, but reserves the right to discontinue this practice as permitted by the recent amendments to Rule 17f-5. No assurance can be given that the Trustees' appraisal of the risks in connection with foreign custodial arrangements will always be correct or that expropriation, nationalization, freezes, or confiscation of assets that would impact assets of the Funds will not occur, and shareholders bear the risk of losses arising from these or other events.

Independent Accountants

     PricewaterhouseCoopers LLP, 1055 Broadway, Kansas City, Missouri 64105, serves as the independent public accountants for the Trust.
PricewaterhouseCoopers LLP provides audit services, accounting assistance, and consultation in connection with SEC filings.

Transfer and Shareholder Servicing Agents

     First Data Investor Services Group, Inc., P.O. Box 9688, Providence, Rhode Island 02940, serves as the Transfer and Shareholder Servicing Agent for the Trust's Class A, Class B, Class C and Class D shares. National Financial Data Services, 330 West 9th Street, 4th Floor, Kansas City, Missouri 64105, serves as the Transfer Agent for the Trust's Institutional and Administrative Class shares.

Legal Counsel

     Ropes & Gray, One International Place, Boston, Massachusetts 02110 serves as legal counsel to the Trust.

Registration Statement

     This Statement of Additional Information and the Private Placement Memorandum do not contain all of the information included in the Trust's registration statements filed with the SEC under the 1933 Act with respect to the securities offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The registration statements, including the exhibits filed therewith, may be examined at the offices of the SEC in Washington, D.C.

     Statements contained herein and in the Private Placement Memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other documents filed as an exhibit to the relevant registration statement, each such statement being qualified in all respects by such reference.

Financial Statements

     The Fund has not yet commenced operations and therefore financial statements are not yet available for the Fund.

PART C.  OTHER INFORMATION


Item 23.  Exhibits.

          The letter of each exhibit relates to the exhibit designation in Form N-1A:

          (a) Form of Second Amendment and Restated Agreement and Declaration of Trust (2)

          (b)  (1)  Form of First Amended and Restated Bylaws (4)


               (2)  Amendment to First Amended and Restated Bylaws (15)


          (c) (1) Article III (Shares) and Article V (Shareholders' Voting Powers and Meetings) of the Second Amended and Restated Agreement and Declaration of Trust (2)

               (2) Article 9 (Issuance of Shares Certificates) and Article 11 (Shareholders' Voting Powers and Meetings) of the First Amended and Restated Bylaws (4)

          (d)  (1) (i)   Form of Amended and Restated Investment Advisory
                         Agreement (4)

                   (ii) Form of Addendum to Amended and Restated Investment Advisory Agreement to add PIMCO International Growth Fund and PIMCO Tax-Efficient Structured Emerging Markets Fund (6)

                   (iii) Form of Addendum to Amended and Restated
                         Investment Advisory Agreement to add PIMCO Value 25 Fund, PIMCO Hard Assets Fund, and PIMCO Tax-Efficient Equity Fund (10)

                   (iv) Form of Addendum to Amended and Restated Investment Advisory Agreement to add PIMCO Funds Asset Allocation Series - 90/10 Portfolio, PIMCO Funds Asset Allocation Series - 60/40 Portfolio, and PIMCO Funds Asset Allocation Series -30/70 Portfolio (9)

                   (v) Form of Addendum to Amended and Restated Investment Advisory Agreement to add PIMCO Mega-Cap Fund (13)

               (2) (i) Form of Portfolio Management Agreement, as amended, with NFJ Investment Group (4)

                   (ii) Form of Addendum to Portfolio Management Agreement with NFJ Investment Group to add PIMCO Value 25 Fund and PIMCO Hard Assets Fund (10)

                   (iii) Form of Portfolio Management Agreement, as amended,
                         with Cadence Capital Management (4)

                   (iv) Form of Addendum to Portfolio Management Agreement with Cadence Capital Management to add PIMCO Mega-Cap Fund (13)

                   (v) Form of Portfolio Management Agreement, as amended, with Parametric Portfolio Associates (4)

                   (vi) Form of Addendum to Portfolio Management Agreement with Parametric Portfolio Associates to add PIMCO Tax-Efficient Structured Emerging Markets Fund (6)

                         (vii) Form of Addendum to Portfolio Management Agreement with Parametric Portfolio Associates to add PIMCO Tax-Efficient Equity Fund (10)

                         (viii) Form of Portfolio Management Agreement with
                                Blairlogie Capital Management (13)

                         (ix) Form of Amended and Restated Portfolio Management Agreement with Columbus Circle Investors (4)

                         (x) Form of Addendum to Portfolio Management Agreement with Columbus Circle Investors to add PIMCO International Growth Fund (6)

                         (xi) Form of Portfolio Management Agreement with Van Eck Associates Corporation (4)

              (e)  (1)  Amended Distribution Contract (4)

                   (2) Form of Amended and Restated Distribution Contract (to add Class D shares) (7)

                   (3)  Form of Addendum to Distribution Contract to add
                        PIMCO International Growth Fund and PIMCO Tax-Efficient Structured Emerging Markets Fund (6)

                   (4)  Form of Addendum to Distribution Contract to add
                        PIMCO Value 25 Fund, PIMCO Hard Assets Fund, and PIMCO Tax-Efficient Equity Fund (10)

                   (5)  Form of Addendum to Distribution Contract to add
                        PIMCO Funds Asset Allocation Series - 90/10 Portfolio, PIMCO Funds Asset Allocation Series - 60/40 Portfolio and PIMCO Funds Asset Allocation Series - 30/70 Portfolio (9)

                   (6) Form of Supplement to Distribution Contract to add PIMCO Mega-Cap Fund (13)

              (f)       Not Applicable

              (g)  (1)  Form of Custody and Investment Accounting Agreement with
                        Investors Fiduciary Trust Company (13)

              (h)  (1)  Form of Amended Administration Agreement between the
                        Trust and PIMCO Advisors L.P. (4)

                   (2) Form of Amended and Restated Administration Agreement (to include Class D shares ) between the Trust and PIMCO Advisors L.P. (7)


                   (3) Form of Amendment No. 1 to Amended and Restated Administration Agreement between the Trust and PIMCO Advisors L.P. (14)


                   (4) Form of Administration Agreement between PIMCO Advisors L.P. and Pacific Investment Management Company (4)

                   (5) Form of Amendment to Administration Agreement (to include Class D shares) between PIMCO Advisors L.P. and Pacific Investment Management Company (11)

                   (6)  Form of Agency Agreement and Addenda (1)

                   (7)  Form of Addendum to Agency Agreement (4)

                   (8)  Form of Assignment of Agency Agreement (4)

                   (9)  Form of Addendum to Agency Agreement (6)

                   (10) Form of Transfer Agency Agreement with Shareholder
                        Services, Inc. (3)

                   (11) Form of Service Plan for Institutional Services Shares
                        (6)

                   (12) Form of Administrative Services Plan for Administrative
                        Class Shares (4)

              (i)       Opinion and Consent of Counsel (6)


              (j)  (1)  Consent of PricewaterhouseCoopers LLP. (14)

                        (i)  Letter dated October 26, 1999 from
                             PricewaterhouseCooopers LLP to the Securities and Exchange Commission. (14)


                   (2)  Consent and Opinion of Coopers & Lybrand LLP (6)

              (k)       Not Applicable

              (l)       Initial Capital Agreement (6)

              (m)  (1)  Form of Distribution and Servicing Plan (Class A) (4)

                   (2)  Form of Distribution and Servicing Plan (Class B) (4)

                   (3)  Form of Distribution and Servicing Plan (Class C) (4)

                   (4) Form of Distribution Plan for Administrative Class Shares (4)

                   (5) Form of Distribution Plan for Class D Shares included as part of the Form of Amended and Restated Administration Agreement included in Exhibit 9(b)

              (n)  (a)  Financial Data Schedules for the period ended
                        6/30/98 (11)

                   (b)  Financial Data Schedules for the period ended
                        12/31/98 (12)

              (o)       Form of Amended and Restated Multi-Class Plan (7)

              (p)  (1)  Powers of Attorney and Certificate of Secretary (1)

                   (2) Power of Attorney for E. Philip Cannon, Donald P. Carter, Gary A. Childress, William D. Cvengros, John P. Hardaway, Joel Segall, W. Bryant Stooks, Gerald M. Thorne, Richard L. Nelson, Lyman W. Porter and Alan Richards (5)

--------------------
1 Included in Post-Effective Amendment No. 22 to the Trust's Registration Statement on Form N-1A (File No. 33-36528), as filed on July 1, 1996.

2 Included in Definitive Proxy Statement of the Trust (File No. 811-06161), as filed on November 7, 1996.

3 Included in Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A of PIMCO Advisors Funds (File No. 2-87203), as filed on November 30, 1995.

4 Included in Post-Effective Amendment No. 25 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on January 13, 1997.

5 Included in Post-Effective Amendment No. 27 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 10, 1997.

6 Included in Post-Effective Amendment No.28 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 31, 1997.

7 Included in Post-Effective Amendment No. 30 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on March 13, 1998.

8 Included in Post-Effective Amendment No. 32 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on April 21, 1998.

9 Included in Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on June 30, 1998.

10. Included in Post-Effective Amendment No. 34 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on July 2, 1998.

11. Included in Post-Effective Amendment No. 36 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 30, 1998.

12. Included in Post-Effective Amendment No. 38 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on March 31, 1999.

13. Included in Post-Effective Amendment No. 39 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on May 25, 1999.

14. Included in Post-Effective Amendment No. 43 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on October 29, 1999.

15. Included in Post-Effective Amendment No. 44 to the Trust's Registration Statement on Form N-1A (File 33-36528), as filed on December 14, 1999.

Item 24.  Persons Controlled by or Under Common Control with Registrant.

          Not applicable.

Item 25.  Indemnification

     Reference is made to Article VIII, Section 1, of the Registrant's Second Amended and Restated Agreement and Declaration of Trust, which is incorporated by reference herein.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to trustees, officers and controlling persons of the Registrant by the Registrant pursuant to the Trust's Second Amended and Restated Agreement and Declaration of Trust, its By-Laws or otherwise, the Registrant is aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, officers or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustees, officers or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 27. Business and Other Connections of Investment Advisor and Portfolio Managers.

     Unless otherwise stated, the principal business address of each organization listed in 800 Newport Center Drive, Newport Beach, CA 92660.

                              PIMCO Advisors L.P.

Name                 Position with Advisor         Other Affiliations

Walter E. Auch, Sr.  Member of Management Board    Management Consultant;
                                                   Director, Fort Dearborn Fund,
                                                   Shearson VIP Fund, Shearson
                                                   Advisors Fund, Shearson TRAK
                                                   Fund, Banyan Land Trust,
                                                   Banyan Land Fund II, Banyan
                                                   Mortgage Fund, Allied
                                                   Healthcare Products, Inc.,
                                                   First Western Inc., DHR Group
                                                   and Geotech Industries.

William R. Benz      Member of Management Board    See Pacific Investment
                                                   Management Company.

David B. Breed       Member of Management Board    Director, Managing Director
                                                   and Chief Executive Officer,
                                                   Cadence Capital Management,
                                                   Inc.; Managing Director and
                                                   Chief Executive Officer,
                                                   Cadence Capital Management.


Kenneth W. Corba     Member of Management Board.   None.
                     Managing Director and Chief
                     Investment Officer of
                     PIMCO Equity Advisors.

William D. Cvengros  Chief Executive Officer       Trustee and Chairman of the
                     and President, Member of      Trust; Director, PIMCO Funds
                     Management Board              Distributors LLC, Chief
                                                   Executive Officer and
                                                   President, Value Advisors
                                                   LLC; Director, PIMCO Funds
                                                   Advertising Agency; Director,
                                                   President and Chief Executive
                                                   Officer, Thomson Advisory
                                                   Group, Inc.


Walter B. Gerken     Chairman and Member of        Director, Mullin Consulting
                     Management Board              Inc Director, Executive
                                                   Services Corps. of Southern
                                                   California.

Colin Glinsman       Member of Management          Managing Director,
                     Board                         Oppenheimer Capital.

William H. Gross     Operating Board               Director and Managing
                     and Equity Board              Director, PIMCO Management,
                                                   Inc.; Managing Director,
                                                   Pacific Investment Management
                                                   Company; Senior Vice
                                                   President, PIMCO Funds:
                                                   Pacific Investment Management
                                                   Series, PIMCO Variable
                                                   Insurance Trust; Director and
                                                   Vice President, StocksPLUS
                                                   Management, Inc.; Member of
                                                   PIMCO Partners LLC.

Brent R. Harris      Member of Management Board    Director and Managing
                                                   Director, PIMCO Management,
                                                   Inc.; Managing Director,
                                                   Pacific Investment Management
                                                   Company; Director and Vice
                                                   President,

                                                         StocksPLUS Management,
                                                         Inc.; Chairman of the
                                                         Board and Trustee,
                                                         PIMCO Funds: Pacific
                                                         Investment Management
                                                         Series, PIMCO Variable
                                                         Insurance Trust and
                                                         PIMCO Commercial
                                                         Mortgage Securities
                                                         Trust, Inc.; Member of
                                                         PIMCO Partners LLC.

Donald R. Kurtz           Member of Management Board     Donald R. Kurtz Member
                                                         of Management Board
                                                         Formerly, Vice
                                                         President of Internal
                                                         Asset Management,
                                                         General Motors
                                                         Investment Management
                                                         Corp.; Director,
                                                         Thomson Advisory Group
                                                         L.P.

George A. Long            Member of Management Board     Chairman and Chief
                                                         Executive Officer of
                                                         Oppenheimer Capital.


James McCaughan           Member of Management Board     Chief Executive
                                                         Officer, Oppenheimer
                                                         Capital


James F. McIntosh         Member of Management Board     Executive Director,
                                                         Allen Matkins, Leck,
                                                         Gamble & Mallory LLP.
                                                         Formerly, Director,
                                                         Pacific Investment
                                                         Management Company.

Kenneth H. Mortenson      Member of Management Board     Managing Director of
                                                         Oppenheimer Capital.

William F. Podlich, III   Member of Management Board     Director and Managing
                                                         Director, PIMCO
                                                         Management, Inc.;
                                                         Managing Director,
                                                         Pacific Investment
                                                         Management Company;
                                                         Vice President, PIMCO
                                                         Commercial Mortgage
                                                         Securities Trust, Inc.;
                                                         Member of PIMCO
                                                         Partners LLC.

William C. Powers         Member of Management           See Pacific Investment
                          Board                          Management Company.


Glenn S. Schafer          Member of Management           Board President and
                          Board                          Director, Pacific
                                                         Mutual Holding Company,
                                                         Pacific LifeCorp,
                                                         Pacific Life Insurance
                                                         Company, Pacific
                                                         Financial Asset
                                                         Management Corp.,
                                                         PMRealty Advisors,
                                                         Inc.; Director, Pacific
                                                         Mutual Distributors,
                                                         Inc., Mutual Service
                                                         Corporation,
                                                         UnitedPlanners' Group,
                                                         Inc., Thomson Advisory
                                                         Group.

Thomas C. Sutton     Member of Management Board    Chairman, Chief Executive
                                                   Officer and Director, Pacific
                                                   William S. Thomson, Jr.
                                                   Mutual Holding Company,
                                                   Pacific LifeCorp, Pacific
                                                   Life Insurance Company,
                                                   Pacific Financial Asset
                                                   Management Corp.; Director,
                                                   Pacific Mutual Distributors,
                                                   Inc., Mutual Service
                                                   Corporation, United Planners'
                                                   Group, Inc., PMRealty
                                                   Advisors, Inc.


William S. Thomson,  Member of Management Board;   Director, Managing Director
Jr.                  Chairman, Executive           and Chief Executive Committee
                     Committee                     Fitzgerald Officer, PIMCO
                                                   Management, Inc.; Chief
                                                   Executive Officer and
                                                   Managing Director, Pacific
                                                   Investment Management
                                                   Company; Member, President
                                                   and Chief Executive Officer,
                                                   PIMCO Partners LLC; Director
                                                   and President, StocksPLUS
                                                   Management, Inc.; Vice
                                                   President, PIMCO Variable
                                                   Insurance Trust, PIMCO Funds:
                                                   Pacific Investment Management
                                                   Series, and PIMCO Commercial
                                                   Mortgage Securities Trust,
                                                   Inc.; Director, Thomson
                                                   Advisory Group, Inc.



Robert M. Fitzgerald Senior Vice President         Chief Financial Officer and
                     and Chief                     Treasurer, PIMCO Funds
                     Financial Officer             Distributors, LLC, Cadence
                                                   Capital Management, Inc., NFJ
                                                   Investment Group, NFJ
                                                   Management, Inc., Parametric
                                                   Portfolio Associates,
                                                   Parametric Management, Inc.,
                                                   PIMCO Management, Inc.,
                                                   Pacific

                                                   Investment Management
                                                   Company, and StocksPLUS
                                                   Management, Inc.; Chief
                                                   Financial Officer and
                                                   Assistant Treasurer, Cadence
                                                   Capital Management; Senior
                                                   Vice President and Chief
                                                   Financial Officer, Value
                                                   Advisors LLC; Chief
                                                   Financial Officer and
                                                   Treasurer, PIMCO Funds
                                                   Advertising Agency; Senior
                                                   Vice President, Chief
                                                   Financial Officer and
                                                   Treasurer, Thomson Advisory
                                                   Group, Inc.

Benjamin L. Trosky   Member of Management Board    Managing Director, Pacific
                                                   Investment Management
                                                   Company; Director and
                                                   Managing Director, PIMCO
                                                   Management, Inc.; Senior Vice
                                                   President, PIMCO Commercial
                                                   Mortgage Securities Trust,
                                                   Inc.; Member of PIMCO
                                                   Partners LLC.


Bradley W. Paulson   Vice President                Vice President and Secretary,
                                                   PIMCO Global Advisors
                                                   (Europe) Limited, PIMCO
                                                   Global Advisors (Japan)
                                                   Limited; Vice President,
                                                   Pacific Investment Management
                                                   Company.


Kenneth M. Poovey    Chief Operating Officer       Executive Vice President and
                     and General Counsel           General Counsel, Value
                                                   Advisors LLC and Thomson
                                                   Advisory Group, Inc.


Stephen J. Treadway  Executive Vice President      Chairman, President, and
                                                   Chief Executive Officer,
                                                   PIMCO Funds Advertising
                                                   Agency, Inc., PIMCO Funds
                                                   Distributors LLC, and
                                                   Trustee, President and Chief
                                                   Executive Officer of the
                                                   Trust;

                                                   Executive Vice President,
                                                   Value Advisors LLC.

Robert S. Venable    Vice President                None



James G. Ward        Senior Vice President,        Senior Vice President, Human
                     Human Resources               Resources, Value Advisors
                                                   LLC; Senior Vice President,
                                                   Thomson Advisory Group, Inc.

Richard M. Weil      Senior Vice President -       Senior Vice President,
                     Legal, Secretary              Assistant Secretary, PIMCO
                                                   Management, Inc.; Secretary,
                                                   Cadence Capital Management,
                                                   Inc., NFJ Investment Group,
                                                   NFJ Management, Inc.,
                                                   Parametric Portfolio
                                                   Associates, Parametric
                                                   Management, Inc., and
                                                   StocksPLUS Management, Inc.;
                                                   Assistant Secretary, Cadence
                                                   Capital Management, PIMCO
                                                   Funds Advertising Agency,
                                                   Inc. and Pacific Management
                                                   Investment Company; and
                                                   Senior Vice President, Legal,
                                                   Secretary Value Advisors LLC,
                                                   Thomson Advisors LLC, Thomson
                                                   Advisory Group, Inc.



Frank C. Poli        Vice President, Director of   Compliance Officer,
                     Compliance                    PIMCO Funds Distributors LLC





Vinh T. Nguyen       Vice President, Controller    Vice President, Controller,
                                                   Columbus Circle Investors
                                                   Management, Inc., Cadence
                                                   Capital Management, Inc., NFJ
                                                   Management, Inc., Parametric
                                                   Management, Inc., StocksPLUS
                                                   Management, Inc., PIMCO Funds
                                                   Advertising Agency, Inc.,
                                                   PIMCO

                                                   Funds Distributors LLC,
                                                   and Value Advisors LLC;
                                                   Controller, Pacific
                                                   Investment Management Company
                                                   and PIMCO Management, Inc.




Timothy R. Clark     Vice President, Mutual        Senior Vice President, PIMCO
                     Funds Division                Funds Distributors LLC



Newton B. Schott,    Senior Vice President,        Director, Executive Vice
Jr.                  Mutual Funds Division         President, Chief
                                                   Administrative Officer,
                                                   General Counsel and
                                                   Secretary, PIMCO Funds
                                                   Distributors LLC and PIMCO
                                                   Funds Advertising Agency,
                                                   Inc.; Vice President and
                                                   Secretary, the Trust; Senior
                                                   Vice President, Value
                                                   Advisors LLC.


Diane P. Dubois      Vice President, Finance      None.


Ernest L. Schmider   Senior Vice President        See Pacific Investment
                                                  Management Company



                           Cadence Capital Management
                        Exchange Place, 53 State Street
                          Boston, Massachusetts  02109

Name                     Position with Portfolio   Other Affiliations
                         Manager

William B. Bannick       Managing Director and     Director and Managing
                         Executive Vice President  Director,
                                                   Cadence Capital Management,
                                                   Inc.

David B. Breed          Managing Director and      Member of Management Board,
                        Chief Executive Officer    PIMCO Advisors L.P.;
                                                   Director, Managing Director
                                                   and Chief Executive Officer,
                                                   Cadence Capital Management,
                                                   Inc.

Katherine A. Burdon     Managing Director            None.

Mary Ellen Melendez     Secretary                    None.

Robert M. Fitzgerald    Chief Financial Officer      See PIMCO Advisors L.P.
                        and Assistant Treasurer

Barbara M. Green        Treasurer                    None.

Richard M. Weil         Assistant Secretary          See PIMCO Advisors L.P.





                              NFJ Investment Group
                          2121 San Jacinto, Suite 1440
                              Dallas, Texas  75201

Name                    Position with Portfolio      Other Affiliations
                        Manager

Benno J. Fischer        Managing Director            Director, Managing
                                                     Director, and Co-Chairman,
                                                     NFJ Management, Inc.

Robert M. Fitzgerald    Chief Financial Officer      See PIMCO Advisors L.P.
                        and Treasurer

John L. Johnson         Managing Director            Director, and Co-Chairman
                                                     Managing Director, NFJ
                                                     Management, Inc.

Jack C. Najork          Managing Director            Director, Managing
                                                     Director, Co-Chairman, NFJ
                                                     Management, Inc.

Richard M. Weil         Secretary                    See PIMCO Advisors L.P.

                        Parametric Portfolio Associates
                    7310 Columbia Center, 701 Fifth Avenue,
                        Seattle, Washington  98104-7090

Name                       Position with Portfolio           Other Affiliations

                                  Manager

William E. Cornelius,    Managing Director            Director, Managing
Jr.                                                   Chief Executive Officer
                                                      Parametric Management,
                                                      Inc.

David M. Stein           Managing Director            Director and Managing
                                                      Director, Parametric
                                                      Management, Inc.

Brian Langstraat         Managing Director            None.

Robert M. Fitzgerald     Chief Financial Officer      See PIMCO Advisors L.P.
                         and Treasurer

Richard M. Weil          Secretary                    See PIMCO Advisors L.P.


                Pacific Investment Management Company ("PIMCO")
                      840 Newport Center Drive, Suite 300
                        Newport Beach, California  92660

Name                    Position with Portfolio       Other Affiliations
                        Manager

George C. Allan         Senior Vice President         Senior Vice President,
                                                      PIMCO Management, Inc.

Tamara J. Arnold        Senior Vice President         Senior Vice President,
                                                      PIMCO Management, Inc.

Michael R. Asay         Vice President                Vice President, PIMCO
                                                      Management, Inc.

Leslie A. Barbi         Senior Vice President         Senior Vice President,
                                                      PIMCO Management, Inc.

William R. Benz, II     Managing Director             Director and Managing
                                                      Director, PIMCO
                                                      Management, Inc.; Member
                                                      of PIMCO Partners
                                                      LLC. Member of Management
                                                      Board, PIMCO Advisors L.P.

Gregory A. Bishop        Vice President             None.

Andrew Brick             Senior Vice President      Senior Vice President,
                                                    PIMCO Management, Inc.

John B. Brynjolfsson     Vice President             Vice President, PIMCO
                                                    Management, Inc.

R. Welsley Burns         Managing Director          Executive Vice President,
                                                    PIMCO Management, Inc.;
                                                    President, PIMCO Funds:
                                                    Pacific Investment
                                                    Management Series; President
                                                    and Director, PIMCO
                                                    Commercial Mortgage
                                                    Securities Trust, Inc.;
                                                    President and Trustee, PIMCO
                                                    Variable Insurance Trust;
                                                    Director, PIMCO Global
                                                    Advisors (Ireland) Limited
                                                    and PIMCO Advisors Funds
                                                    plc.

Carl J. Cohen            Vice President             Vice President, PIMCO
                                                    Management, Inc.

Jerry L. Coleman         Vice President             Vice President, PIMCO
                                                    Management, Inc.

Doug Cummings            Vice President             Vice President, PIMCO
                                                    Management, Inc.

Wendy W. Cupps           Vice President             Vice President, PIMCO
                                                    Management, Inc.

Chris Dialynas           Director                   Managing Director, PIMCO
                                                    Management, Inc.
David J. Dorff           Vice President

Michael Dow              Vice President             Vice President, PIMCO
                                                    Management, Inc. and PIMCO
                                                    Funds:  Pacific Investment
                                                    Management Series.

Anita Dunn               Vice President             Vice President, PIMCO
                                                    Management, Inc.

A. Benjamin Ehlert      Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.

Robert A. Ettl          Senior Vice President and   Vice President, PIMCO
                        Chief Operations Officer    Management, Inc.

Anthony L. Faillace     Vice President              Vice President, PIMCO
                                                    Management, Inc.

Robert M. Fitzgerald    Chief Financial Officer     See PIMCO Advisors L.P.
                        and Treasurer

Ursula T. Frisch        Vice President              Vice President, PIMCO
                                                    Management, Inc. and PIMCO
                                                    Funds:  Pacific Investment
                                                    Management Series.

William H. Gross        Managing Director           See PIMCO Advisors L.P.


John L. Hague           Managing Director           Director, PIMCO Management,
                                                    Inc., Member of PIMCO
                                                    Partners LLC.

Gordon C. Hally         Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.

Pasi M. Hamalainen      Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.

John P. Hardaway        Senior Vice President       Vice President, PIMCO
                                                    Management, Inc.; Treasurer
                                                    of the Trust, PIMCO Funds:
                                                    Pacific Investment
                                                    Management Series, PIMCO
                                                    Commercial Mortgage
                                                    Securities Trust, Inc., and
                                                    PIMCO Variable Insurance
                                                    Trust.

Brent R. Harris         Managing Director           See PIMCO Advisors L.P.


Joseph Hattesohl        Vice President and Manager  Vice President, PIMCO
                        of Fund Taxation            Management, Inc.; Assistant
                                                    Treasurer, the Trust, PIMCO
                                                    Funds: Pacific Investment
                                                    Management Series, PIMCO
                                                    Variable Insurance Trust,
                                                    and PIMCO Commercial
                                                    Mortgage Securities Trust,
                                                    Inc.

Raymond C. Hayes        Vice President              Vice President, PIMCO Robert
                                                    G. Herin Management, Inc.
                                                    and PIMCO Funds: Pacific
                                                    Investment Management
                                                    Series.

Robert G. Herin         Vice President              Vice President, PIMCO
                                                    Management, Inc.

David C. Hinman         Vice President              Vice President, PIMCO
                                                    Management, Inc.

Liza Hocson             Vice President              Vice President, PIMCO
                                                    Management, Inc.

Douglas M. Hodge        Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.

Brent L. Holden         Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.

Dwight F. Holloway,     Vice President              Vice President, PIMCO
Jr.                                                 Management, Inc.

Jane T. Howe            Vice President              Vice President, PIMCO
                                                    Management, Inc.

Mark Hudoff             Vice President              Vice President, PIMCO
                                                    Management, Inc.

Margaret E. Isberg      Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.;
                                                    Senior Vice President, PIMCO
                                                    Funds: Pacific Investment
                                                    Management Series.

James M. Keller         Vice President              Vice President, PIMCO
                                                    Management, Inc.

Sharon K. Kilmer        Executive Vice President    None.

Thomas J. Kelleher      Vice President              Vice President, PIMCO
                                                    Management, Inc.

Raymond G. Kennedy      Senior Vice President       Senior Vice President,
                                                    PIMCO Management, Inc.

Mark R. Kiesel          Vice President              Vice President, PIMCO
                                                    Management, Inc.

Steven P. Kirkbaumer    Vice President              None.

John S. Loftus          Executive Vice President    Executive Vice President,
                                                    PIMCO Management, Inc.; Vice
                                                    President and Assistant
                                                    Secretary, StocksPLUS
                                                    Management, Inc.

David Lown              Vice President              Vice President, PIMCO
                                                    Management, Inc.

Andre J. Mallegol       Vice President              Vice President, PIMCO
                                                    Management, Inc.

Michael E. Martini      Vice President              Vice President, PIMCO
                                                    Management, Inc.

Dean S. Meiling         Managing Director           Director and Managing
                                                    Director, PIMCO Management,
                                                    Inc.; Vice President, PIMCO
                                                    Funds: Pacific Investment
                                                    Management Series and PIMCO
                                                    Commercial Mortgage
                                                    Securities Trust, Inc.;
                                                    Member of PIMCO Partners
                                                    LLC.

Joseph V. McDevitt      Executive Vice President    Vice President, PIMCO
                                                    Management, Inc.

James F. Muzzy          Managing Director           Director and Managing
                                                    Director, PIMCO Management,
                                                    Inc.; Vice President, PIMCO
                                                    Funds: Pacific Investment
                                                    Management Series; Director
                                                    and Vice President,
                                                    StocksPLUS Management, Inc.;
                                                    Member of PIMCO Partners
                                                    LLC.

Doris S. Nakamura       Vice President

Vinh T. Nguyen          Controller                  See PIMCO Advisors L.P.

Douglas J. Ongaro       Vice President              Vice President, PIMCO
                                                    Management, Inc. and PIMCO
                                                    Funds:  Pacific Investment
                                                    Management Series.

Thomas J. Otterbein     Vice President              Vice President, PIMCO
                                                    Management, Inc.

Victoria M. Paradis     Vice President              Vice President, PIMCO
                                                    Management, Inc.

Bradley W. Paulson      Vice President              Vice President and
                                                    Secretary, Vice President
                                                    PIMCO Global Advisors
                                                    (Europe) Limited, PIMCO
                                                    Global Advisors (Japan)
                                                    Limited.

Elizabeth M. Philipp    Vice President              Vice President, PIMCO
                                                    Management, Inc.

David J. Pittman        Vice President              None.

William F. Podlich,
III                     Managing Director           See PIMCO Advisors L.P.

William C. Powers       Managing Director           Director and Managing
                                                    Director, PIMCO Management,
                                                    Inc.; Senior Vice President
                                                    PIMCO Commercial Mortgage
                                                    Securities Trust, Inc.;
                                                    Member of PIMCO Partners
                                                    LLC. Member of Management
                                                    Board, PIMCO Advisors L.P.


Edward P. Rennie        Senior Vice President       Senior Vice President, PIMCO
                                                    Management, Inc.

Terry A. Randall        Vice President

Scott L. Roney          Vice President              Vice President, PIMCO
                                                    Management, Inc.

Michael J. Rosborough   Senior Vice President       Senior Vice President,
                                                    PIMCO Management, Inc.

Seth R. Ruthen          Vice President              Vice President, PIMCO
                                                    Management, Inc.

Jeffrey M. Sargent      Vice President and Manager  Vice President of the Trust,
                        Shareholder Services and    PIMCO Management, Inc.;
                                                    Senior Vice President,
                        Fund Administration         PIMCO Funds: Pacific
                                                    Investment Management
                                                    Series, PIMCO Variable
                                                    Insurance Trust, and
                                                    PIMCO Commercial Mortgage
                                                    Securities Trust, Inc.

Ernest L. Schmider      Executive Vice President,   Executive Vice President,
                        Secretary, Chief            Secretary, Chief
                        Administrative and Legal    Administrative
                        Officer                     and Legal Officer, PIMCO
                                                    Management, Inc.; Director,
                                                    Assistant Secretary,
                                                    Assistant Treasurer,
                                                    StocksPLUS
                                                    Management, Inc.;
                                                    Secretary,  PIMCO
                                                    Partners LLC.

Leland T. Scholey       Senior Vice President       Senior Vice President, PIMCO
                                                    Management, Inc., and PIMCO
                                                    Funds: Pacific Investment
                                                    Management Series.

Richard W. Selby        Senior Vice President       None.
                        and Chief Technology
                        Officer

Denise C. Seliga        Vice President              Vice President, PIMCO
                                                    Management, Inc.

Rita J. Seymour         Vice President              Vice President, PIMCO
                                                    Management, Inc.

Christopher Sullivan    Vice President              Vice President, PIMCO
                                                    Management, Inc.

Cheryl L. Sylwester     Vice President              Vice President, PIMCO
                                                    Management, Inc.

Lee R. Thomas, III      Managing Director           Director and Managing
                                                    Director, PIMCO Management,
                                                    Inc.; Member of PIMCO
                                                    Partners LLC.

William S. Thomson,     Director, Managing          See PIMCO Advisors L.P.
Jr.                     Director, Chief
                        Executive Officer

Benjamin L. Trosky      Managing Director           See PIMCO Advisors L.P.


Richard E. Tyson        Vice President              Vice President, PIMCO
                                                    Management, Inc.

Peter A. Van de Zilver  Vice President              Vice President, PIMCO
                                                    Management, Inc.

Marilyn Wegener         Vice President              Vice President, PIMCO
                                                    Management, Inc.

Richard M. Weil         Assistant Secretary         See PIMCO Advisors L.P.


Paul C. Westhead        Vice President              Vice President, PIMCO
                                                    Management, Inc.

Kristen M. Wilsey       Vice President              Vice President, PIMCO
                                                    Management, Inc. and PIMCO
                                                    Funds:  Pacific Investment
                                                    Management Series.

George H. Wood          Senior Vice President       Senior Vice President,
                                                    PIMCO Management, Inc.

Michael A. Yetter       Vice President              Vice President, PIMCO
                                                    Management, Inc.

David Young             Vice President              Vice President, PIMCO
                                                    Management, Inc.

                    Blairlogie Capital Management, Limited
                         4th Floor, 125 Princes Street
                          Edinburgh EH2 4AD, Scotland



Name                    Position with Portfolio     Other Affiliations
                        Manager

Gavin R. Dobson         Chief Executive Officer     Director and Chief Executive
                        and Managing Director       Officer, Blairlogie Holdings
                                                    Limited (U.K.).

James G. S. Smith       Chief Investment Officer    Director and Chief
                        and Managing Director       Investment Officer,
                                                    Blairlogie Holdings
                                                    Limited (U.K.).


                        Van Eck Associates Corporation
                                99 Park Avenue
                           New York, New York  10016


Name                    Position with Portfolio     Other Affiliations
                        Manager

Philip DeFeo            Director, President and     Trustee, Van Eck Funds
                        Chief Executive Officer     ("VEF") and Van Eck
                                                    Worldwide Insurance Trust
                                                    ("WWIT"); Director,
                                                    President and Chief
                                                    Executive Officer,
                                                    Van Eck Securities
                                                    Corporation ("VESC").

John C. van Eck         Chairman of the Board       Chairman of the Board and
                                                    President, VEF and WWIT;
                                                    Chairman of the Board, VESC;
                                                    Director, Eclipse Financial
                                                    Asset Trust.  Formerly,
                                                    Director, Abex Inc.;
                                                    Director, The Henley Group,
                                                    Inc.

Fred M. van Eck         Director                    Trustee, VEF and WWIT;
                                                    Private Investor, Director,
                                                    VESC.

Sigrid S. van Eck       Director, Vice President    Vice President, Assistant
                        and Assistant Treasurer     Treasurer and Director,
                                                    VESC.

Jan van Eck          Director                       Director and Executive Vice
                                                    President, VESC.

Derek M. van Eck     Director and Executive Vice    Director and Executive Vice
                     President; Director, Global    President, VESC; President
                     Investments                    Global Hard Assets Series
                                                    of the Van Eck Funds and
                                                    Worldwide Hard Assets
                                                    Series of WWIT; Vice
                                                    President, Global Balanced
                                                    Series of VEF.

Bruce J. Smith       Vice President, Treasurer,     Vice President, Treasurer,
                     Controller and Chief           Controller and Chief
                     Financial Officer              Financial Officer, VESC;
                                                    Vice President, VEF and
                                                    WWIT.

Thaddeus M.          Vice President, Secretary      Vice President and
Leszcynski           and General Counsel            Secretary, VEF and WWIT;
                                                    Vice President, Secretary
                                                    and General Counsel, VESC.

Henry J. Bingham     Executive Managing Director    Executive Vice President,
                                                    VEF and WWIT; Executive Vice
                                                    President of VESC.

Lucille Palermo      Associate, Mining Research     President, International
                                                    Investors
                                                    Gold and Gold/Resources
                                                    Series of VEF.

Kevin Reid           Director, Real Estate          President, Global Real
                     Research                       Estate Series of VEF and
                                                    Worldwide Real Estate
                                                    Series of WWIT; Vice
                                                    President, Global Hard
                                                    Assets Series of VEF and
                                                    Worldwide Hard Assets
                                                    Series of WWIT.

Charles Cameron      Director, Trading              Vice President, VEF
                                                    and WWIT.

Item 27.   Principal Underwriters.


    (a) PIMCO Funds Distributors LLC (the "Distributor") serves as Distributor of shares for the Registrant and also of PIMCO Funds:
           Pacific Investment Management Series. The Distributor is a wholly owned subsidiary of PIMCO Advisors L.P., the Registrant's Adviser.


    (b)

                          Positions and               Positions
Name and Principal        Offices with                and Offices
Business Address*         Underwriter                 with Registrant

Jeffrey L. Booth          Vice President              Vice President, PIMCO
                                                      Funds Advertising
                                                      Agency, Inc.

James D. Bosch            Regional Vice President     None

Deborah P. Brennan        Vice President              None

Timothy R. Clark          Senior Vice President       None

Jonathan P. Fessel        Vice President              None

Robert M. Fitzgerald      Chief Financial Officer     None
                          and Treasurer

Michael J. Gallagher      Vice President              None

David S. Goldsmith        Vice President              None

Ronald H. Gray            Vice President              None

John B. Hussey            Vice President              None

Edward W. Janeczek        Senior Vice President       None

Stephen R. Jobe           Vice President              Vice President, PIMCO
                                                      Funds Advertising
                                                      Agency, Inc.

Jonathan C. Jones         Vice President              None

Raymond Lazcano           Vice President              None

William E. Lynch          Senior Vice President       None

Kevin D. Maloney          Compliance Officer          None

Jacqueline A. McCarthy    Vice President              None

Andrew J. Meyers          Executive Vice President    Executive Vice
                                                      President,
                                                      PIMCO Funds
                                                      Advertising Agency, Inc.

Fiora N. Moyer            Regional Vice President     None

Philip J. Neugebauer      Vice President              Vice President, PIMCO
                                                      Funds Advertising Agency

Vinh T. Nguyen            Vice President, Controller  None

Joffrey H. Pearlman       Regional Vice President     None

Glynne P. Pisapia         Regional Vice President     None

Francis C. Poli           Compliance Officer          Vice President, Director
                                                      of Compliance, PIMCO
                                                      Advisors L.P.

Mark J. Porterfield       Vice President,             Vice President,
                          Compliance Officer          Compliance Officer,
                                                      PIMCO Advisors L.P.

Newton B. Schott, Jr.     Executive Vice President,   Vice President and
                          Chief Administrative        Secretary
                          Officer, General Counsel
                          and Secretary

Robert M. Smith           Vice President              None

Ellen Z. Spear            Vice President              Vice President, PIMCO
                                                      Funds Advertising
                                                      Agency, Inc.

Daniel W. Sullivan        Vice President              None

William H. Thomas, Jr.    Regional Vice President     None

Stephen J. Treadway       Chairman, President and     Executive Vice
                          Chief Executive Officer     President,
                                                      PIMCO Advisors L.P.
                                                      and Trustee

Paul H. Troyer            Senior Vice President       None

Brian F. Trumbore         Executive Vice President    None

Richard M. Weil           Assistant Secretary         None

Glen A. Zimmerman         Vice President              None

-----------------------
    Principal business address for all individuals listed is 2187 Atlantic Street, Stamford, CT 06902, except for Messrs. Fitzgerald, Maloney, Nguyen, Poli and Weil, for whom the address is 800 Newport Center Drive, Newport Beach, CA 92660.

    (c) The Registrant has no principal underwriter that is not an affiliated person of the Registrant or an affiliated person of such an affiliated person.

Item 28.   Location of Accounts and Records.

    The account books and other documents required to be maintained by the Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder will be maintained at the offices of Investors Fiduciary Trust Company, 21 West 10th Street, Kansas City, Missouri 64105, National Financial Data Services, 330 W. 9th Street, 4th Floor, Kansas City, Missouri 64105, and/or First Data Investor Services Group, Inc., PO Box 9688, Providence, Rhode Island 02940.

Item 29.   Management Services.

           Not Applicable.

Item 30.   Undertakings.

           Not Applicable.

                                    NOTICE
                                    ------

     A copy of the Agreement and Declaration of Trust of PIMCO Funds: Multi-Manager Series (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.


                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it has duly caused this Post-Effective Amendment No. 45 to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut on the 30th of December, 1999.

                              PIMCO FUNDS: MULTI-MANAGER SERIES

                              By: /s/ Newton B. Schott, Jr.
                                  ------------------------------
                                  Newton B. Schott, Jr.
                                  Secretary